SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  October 1, 2011

                          AVSTAR AVIATION GROUP, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


       Colorado                       0-30503                76-0635938
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(State or other jurisdiction  (Commission File Number)(IRS Employer ID Number)
       of incorporation)

       3600 Gessner, Suite 220, Houston, Texas              77063
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      (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code    (713) 965-7582
                                                      --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]     Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

     [ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     [ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act   (17 CFR 240.14d-2(b))

     [ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          On February 27, 2012, AvStar Aviation Group, Inc. (the "Company") issued a press release reporting on its revenues for fiscal 2011. This press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The press release also reported on a consent order into which it had entered with the U.S. Department of Transportation regarding allegations that the Company exceed its "on-demand" authority regarding the number of times the Company flew to the destinations of Marsh Harbour and Treasure Cay on the island of Abaco.

          The information contained in this Item 2.02 and the related exhibit are "furnished" but not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On December 9, 2011, Clay Thomas, PC ("Thomas") resigned as the independent registered public accounting firm of the Company. The principal reason given by Thomas was the Company's failure to pay fees owed to Thomas, which precluded Thomas from completing its review of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

     The audit reports of Thomas on the financial statements of the Company as of and for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such financial statements included a going concern explanatory paragraph.

     During the Company's two most recent fiscal years ended December 31, 2010 and 2009 and through the date of this Report, there were: (i) no disagreements between the Company and Thomas on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Thomas, would have caused Thomas to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. The Company has authorized Thomas to respond fully to inquiries from the Company's successor auditor regarding the disclosure in this Form 8-K.

     The Company provided Thomas a copy of the disclosures in this Report at the time of the filing with the Securities and Exchange Commission ('SEC') and requested that Thomas furnish it with a letter addressed to the SEC stating whether or not Thomas agrees with the Company's statements applicable to it in this Item 4.01. A copy of such letter will be filed subsequently as an exhibit to this Form 8-K.

     The Company has not engaged a new independent registered public accounting firm to audit the Company's financial statements for the year ending December 31, 2011. When such a firm is so engaged, the Company will file an amendment to this Report giving details in this regard.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     Clay Thomas, PC ("Thomas"), the Company's independent registered public accounting firm prior to December 9, 2011, has advised the Company that the interim financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 should no longer be relied upon because Thomas did not complete its review of such Report. Thomas believes that such financial statements contain one or more errors. Thomas has not advised the Company as to these errors, but indicated that he would do so in writing in the near future. When the Company receives this letter, it will disclosure the nature of the alleged errors in an amendment to this Form 8-K.

     The Company provided Thomas a copy of the disclosures in this Report at the time of the filing with the SEC) and requested that Thomas furnish it with a letter addressed to the SEC stating whether or not Thomas agrees with the Company's statements applicable to it in this Item 4.01. A copy of such letter will be filed subsequently as an exhibit to this Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On October 1, 2011, the Company received from Stephen Wood, theretofore a Company director and its Chief Technology Officer, a letter stating that he was resigning from all management positions with the Company. Mr. Wood indicated that the he was resigning due to other commitments. The resignation was not the result of any disagreement between Mr. Wood and the Company. The Company will not now elect another director to fill Mr. Wood's seat, but will continue with a four-person Board for the time being.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)               Exhibits.

Exhibit
Number          Exhibit Title

99.1 Press Release of AvStar Aviation Group, Inc. dated February 27, 2012 entitled "AvStar Aviation Group, Inc. Releases Company Activity Update."

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            AVSTAR AVIATION GROUP, INC.


Date: March 5, 2012        /s/     Clayton I. Gamber
                           ---     -----------------
                                   Clayton I. Gamber,
                                   Chief Executive Officer & President